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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Fort S-8 pertaining to the WSI Industries, Inc. 1994 Stock Plan, as amended, of our report dated October 2, 1998, with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in its Annual Report on Form 10-K for the year ended August 30, 1998 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP



Minneapolis, Minnesota
May 5, 1999